EXHIBIT 23.1
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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration by Insignia Systems, Inc. of 350,000 shares of its Common Stock of our report dated January 31, 2003, with respect to the financial statements and financial statement schedules of Insignia Systems, Inc. for the year ended December 31, 2002, included in the Annual Report (Form 10-K/A) filed with the Securities and Exchange Commission, and of our report dated January 22, 2003, with respect to the financial statements of ValuStix, a business unit of Paul A. Richards, Inc. included in the Report on Form 8-K/A, of Insignia Systems, Inc. filed February 27, 2003 with the Securities and Exchange Commission.




Minneapolis, Minnesota                                     /S/ ERNST & YOUNG LLP
July 14, 2003















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